Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Scott W. Fordham, certify that:

1.              I have reviewed this annual report on Form 10-K/A of TIER REIT, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this 16th day of April, 2019	/s/ Scott W. Fordham
	Name:	Scott W. Fordham
	Title:	Chief Executive Officer